UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 16, 2003

HUDSON RIVER BANCORP, INC.

(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-24187 (Commission File Number)	14-1803212 (IRS Employer Identification No.)

One Hudson City Centre, Hudson, New York (Address of principal executive offices)	12534 (Zip Code)

Registrant's telephone number, including area code	(518) 828-4600

Not Applicable

(Former name or former address, if changed since last report)

ITEM 7.          EXHIBITS

                        (c)        Exhibits

                                    Exhibit 99.1 - Press Release, dated October 16, 2003

ITEM 9.          REGULATION FD DISCLOSURE (information furnished in this Item 9 is furnished under Item 12)

                                    On October 16, 2003, the Registrant issued its earnings release for the six months ended September 30, 2003.  The earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

                                    The information furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition."

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HUDSON RIVER BANCORP, INC.

Date:	October 16, 2003	/s/_ Timothy E. Blow______________ Timothy E. Blow Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 16, 2003

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Contact: Carl A. Florio President & CEO Timothy E. Blow Chief Financial Officer 518-828-4600

HUDSON RIVER BANCORP, INC. REPORTS 12% INCREASE IN EARNINGS; DECLARES QUARTERLY DIVIDEND

            (Hudson, NY – October 16, 2003) – Hudson River Bancorp, Inc. (Nasdaq: HRBT) announced today financial results for its second quarter ended September 30, 2003.  Net income for the quarter was $7.9 million, or $0.55 diluted earnings per share, up 12% from $7.1 million and $0.49 diluted earnings per share for the quarter ended September 30, 2002.  Net income for the six months ended September 30, 2003 was $15.6 million, or $1.08 diluted earnings per share, up 15% from the $0.94 diluted earnings per share for the same period a year previously. The improvement in earnings is due to an increase in other operating income, primarily from fee income in connection with mortgage refinance activity, and a decrease in other operating expenses, offset in part by a decrease in net interest income.

                The Company also announced that the Board of Directors declared a quarterly cash dividend of $0.15 per share on its common stock.  The dividend will be payable on November 13, 2003 to shareholders of record on October 30, 2003.

                The Company had total assets of  $2.5 billion and total deposits of $1.8 billion at September 30, 2003. The Company’s efficiency ratio for the six months ended September 30, 2003 was 50.87%, which improved from 53.52% for the same period in the prior year.  The Company’s expenses to average assets ratio was 2.18% for the six months ended September 30, 2003, which improved from 2.39% for the same period ended September 30, 2002.  Return on average assets for the six months ended September 30, 2003 was 1.24%, up from 1.08% during the same period in 2002.  The Company’s net interest margin was 3.65% for the six months ended September 30, 2003, down from 4.14% for the same period in the prior year.  Lower market interest rates primarily contributed to the decrease in the net interest margin.

                In announcing the second quarter results, Hudson River Bancorp’s President and Chief Executive Officer, Carl A. Florio stated, “I’m pleased to announce our record earnings of $7.9 million for the second quarter.  The current rate environment has continued to present challenges to the Company.  In response to this, the Company is committed to controlling costs in an effort to improve earnings.  Our success in this is reflected in the improvement in our efficiency and expense ratios during the current year.”  Florio went on to say, “During the second quarter, the Company implemented a Dividend Reinvestment Plan (DRIP) in response to shareholder requests.  The Company continues to explore branch expansion and other growth opportunities that will further  enhance stockholder value.”

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                Headquartered in Hudson, NY, the Company provides full-service banking, as well as investment management, brokerage, insurance, trust, private banking and commercial services through its subsidiary, Hudson River Bank and Trust Company (“Hudson”), and its 50 branch offices located throughout the Capital District area.  The Company also services municipal customers through Hudson River Commercial Bank, a subsidiary of Hudson.  Customers’ banking needs are served 24 hours a day through an extensive ATM network system and through the Company’s automated telephone banking system.  The Company offers the convenience of Internet Banking through its web site at www.hudsonriverbank.com.

                Except for historical information contained herein, the matters contained in this news release and other information in the Company’s SEC filings, may express “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements that are other than statements of historical facts.  The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the Company’s business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the Company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer based requirements, the ability of the Company to successfully integrate acquired companies, Congressional legislation, changes in regulatory or generally accepted accounting principles and similar matters.  Readers are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events.  Actual results, accordingly, may differ materially from management expectations.

                Hudson River does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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Hudson River Bancorp, Inc.

Consolidated Income Statements	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,
(In thousands, except share and per share data)	2003	2002	2003	2002

Interest income	$ 32,408	$ 39,238	$ 66,137	$ 78,889
Interest expense	11,318	14,826	23,303	30,502
Net interest income	21,090	24,412	42,834	48,387
Provision for loan losses	1,200	1,500	2,400	3,000
Net interest income after
provision for loan losses	19,890	22,912	40,434	45,387
Other operating income	5,719	3,972	11,243	7,510
Other operating expenses	13,717	15,276	27,958	30,586
Income before tax expense	11,892	11,608	23,719	22,311
Tax expense	3,971	4,542	8,144	8,804
Net income	$ 7,921	$ 7,066	$ 15,575	$ 13,507

Average Balances and Shares
Assets	$ 2,528,575	$ 2,491,986	$ 2,518,232	$ 2,492,505
Shareholders' equity	264,682	244,028	263,814	240,285
Earning assets	2,358,561	2,339,278	2,349,539	2,331,477
Interest-bearing liabilities	2,028,534	2,039,385	2,027,914	2,047,878
Shares outstanding:
Basic	13,976,650	13,855,103	13,987,047	13,856,276
Diluted	14,442,958	14,328,555	14,427,813	14,328,575

Profitability Ratios
Basic earnings per share	$ 0.57	$ 0.51	$ 1.11	$ 0.97
Diluted earnings per share	0.55	0.49	1.08	0.94
Return on average assets (1)	1.25%	1.12%	1.24%	1.08%
Return on average equity (1)	11.91%	11.49%	11.81%	11.21%
Return on average tangible equity (1)	16.27%	16.29%	16.16%	16.02%
Dividend payout ratio	27.11%	24.21%	25.76%	23.22%
Net interest rate spread	3.25%	3.77%	3.33%	3.78%
Net interest margin (1)	3.56%	4.14%	3.65%	4.14%
Efficiency ratio (2)	50.90%	52.08%	50.87%	53.52%
Expenses to average assets ratio (2)	2.15%	2.35%	2.18%	2.39%

(1) Annualized.
(2) Ratio does not include other real estate owned and repossessed property expenses and other intangibles amortization for each period. Efficiency ratio also does not include net securities transactions.

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Hudson River Bancorp, Inc.

Consolidated Balance Sheets	Balances as of

	September 30,	June, 30	March 31,
(In thousands, except share and per share data)	2003	2003	2003	2002

Cash and due from banks	$ 80,411	$ 71,234	$ 64,869	$ 43,738
Federal funds sold	170,800	260,200	303,300	176,759
Cash and cash equivalents	251,211	331,434	368,169	220,497

Securities available for sale, at fair value	529,411	427,401	341,524	223,450
Federal Home Loan Bank of New York stock, at cost	18,524	19,297	19,332	22,788

Loans	1,605,553	1,649,933	1,649,086	1,904,204
Allowance for loan losses	(38,912)	(38,854)	(38,276)	(36,572)
Net loans	1,566,641	1,611,079	1,610,810	1,867,632

Accrued interest receivable	9,499	9,257	9,634	11,537
Premises and equipment, net	28,221	28,118	28,447	29,215
Other real estate owned and repossessed property	703	924	834	1,252
Goodwill	65,304	65,304	65,304	65,127
Other intangible assets, net	5,480	5,752	6,021	7,233
Other assets	42,072	39,285	44,837	60,076
Total assets	$ 2,517,066	$ 2,537,851	$ 2,494,912	$ 2,508,807

Deposits	1,830,741	1,831,365	1,798,373	1,768,363

Securities sold under agreements to repurchase	21,583	17,361	18,357	16,972
Long-term FHLB borrowings	365,078	385,867	386,628	450,656
Mortgagors' escrow deposits	4,944	12,145	6,306	9,787
Other liabilities	26,890	26,690	27,005	32,112
Total liabilities	2,249,236	2,273,428	2,236,669	2,277,890
Total shareholders' equity	267,830	264,423	258,243	230,917

Total liabilities and shareholders' equity	$ 2,517,066	$ 2,537,851	$ 2,494,912	$ 2,508,807

Share Information
Shares outstanding at period end	15,154,072	15,170,941	15,169,129	15,192,659
Book value per share at period end	$ 19.16	$ 18.89	$ 18.43	$ 16.66
Book value per share, including unallocated ESOP shares and unvested RRP shares	$ 17.67	$ 17.43	$ 17.02	$ 15.20
Tangible book value per share at period end	$ 14.09	$ 13.82	$ 13.34	$ 11.44
Tangible book value per share, including unallocated ESOP and unvested RRP shares	$ 13.00	$ 12.75	$ 12.32	$ 10.44
Closing market price at period end	$ 32.14	$ 27.92	$ 22.98	$ 24.13

Asset Quality
Nonperforming loans	$ 20,292	$ 22,010	$ 20,151	$ 17,971
OREO and repossessed property	703	924	834	1,252
Total nonperforming assets	$ 20,995	$ 22,934	$ 20,985	$ 19,223

Nonperforming loans to total loans	1.26%	1.33%	1.22%	0.94%
Nonperforming assets to total assets	0.83%	0.90%	0.84%	0.77%
Allowance for loan losses to:
Total loans	2.42%	2.35%	2.32%	1.92%
Nonperforming loans	191.76%	176.53%	189.95%	203.51%

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